Exhibit 99.1

Treace Medical Concepts Reports First Quarter 2025 Financial Results

PONTE VEDRA, Fla. – May 8, 2025 – Treace Medical Concepts, Inc. ("Treace" or the "Company") (NasdaqGS: TMCI), a medical technology company driving a fundamental shift in the surgical treatment of bunions and related midfoot deformities through its flagship Lapiplasty® and Adductoplasty® Procedures, today reported financial results for the first quarter ended March 31, 2025

Recent Highlights

•
Generated revenue of $52.6 million in first quarter 2025 representing growth of 3% over the same period in 2024.
•
Improved first quarter 2025 net loss by 15% to $(15.9) million compared to $(18.7) million in the same period in 2024. Improved adjusted EBITDA by 53% to $(3.8) million in the first quarter 2025 compared to $(8.3) million in the same period in 2024.
•
Expanded bunion technology portfolio through limited market releases of the Nanoplasty™ and the Percuplasty™ 3D MIS Osteotomy Systems, and the SpeedMTP™ MTP Fusion System, with additional launches expected in 2025.
•
Announced positive interim clinical data for Lapiplasty, Mini Lapiplasty, and Adductoplasty procedures, at the 2025 ACFAS Annual Scientific Conference.
•
Broadened global patent portfolio surpassing 100 granted patents in addition to 172 pending patent applications.

“We are pleased with the positive customer responses to our three new specialized bunion systems targeting all four classes of bunion deformities while we continue to expand our differentiated body of clinical evidence and drive adoption of our flagship Lapiplasty and Adductoplasty procedures. Our first quarter results represent solid growth versus a difficult comp and strong improvements in adjusted EBITDA,” said John T. Treace, CEO, Founder and Board Member of Treace. “Looking ahead, our expanding best in class bunion portfolio and robust innovation pipeline along with significant surgeon training momentum positions Treace for accelerating growth throughout the year and to extend our leadership position within the US bunion market.”

First Quarter 2025 Financial Results

Revenue for the first quarter of 2025 was $52.6 million, representing an increase of 3% compared to $51.1 million in the first quarter of 2024. Adjusted for one less selling day in 2025, the first quarter of 2025 increased 4.5% compared to the prior year.

Gross profit for the first quarter of 2025 was $41.9 million compared to $41.0 million in the first quarter of 2024. Gross margin was 79.7% in the first quarter of 2025, compared to 80.2% in the first quarter of 2024.

Total operating expenses were $57.5 million in the first quarter of 2025, compared to total operating expenses of $59.9 million in the first quarter of 2024.

First quarter 2025 net loss was $(15.9) million, or $(0.25) per share, compared to $(18.7) million, or $(0.30) per share, for the same period in 2024. Adjusted EBITDA was $(3.8) million in the first quarter of 2025 compared to $(8.3) million for the same period in 2024. See below for additional information and a reconciliation of non-GAAP financial information.

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Treace had $98.6 million of total liquidity as of March 31, 2025, comprised of $76.1 million of cash, cash equivalents and marketable securities and $22.5 million of availability under the revolving loan facility.

2025 Financial Outlook

The Company is reaffirming full-year 2025 revenue guidance of $224 million to $230 million, representing growth of 7% to 10%, compared to full-year 2024.

The Company continues to expect breakeven Adjusted EBITDA for the full-year 2025.*

Webcast and Conference Call Details

Treace will host a conference call today, May 8, 2025, at 4:30 p.m. ET to discuss its first quarter 2025 financial results. Investors interested in listening to the conference call may do so by registering. Once registered, participants will receive dial-in numbers and a unique pin to join the call and ask questions. The live webcast of the conference call will be available on the Investor Relations section of the Company’s website at investors.treace.com. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents Adjusted EBITDA, which the Company defines as net loss before depreciation and amortization expense, interest income, interest expense, taxes, share-based compensation expense, acquisition-related costs, restructuring costs, customer credit loss, litigation costs, and debt extinguishment loss. Non-GAAP financial measures such as Adjusted EBITDA are presented in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management uses non-GAAP financial measures to evaluate the Company’s operating performance and trends, as well as for making planning decisions. The Company believes that Adjusted EBITDA helps to identify underlying trends in the Company’s business that may otherwise be masked by the effect of the income and expenses and other items that it excludes in its calculation of Adjusted EBITDA. Accordingly, the Company believes this non-GAAP financial measure provides useful information to investors and others in understanding and evaluating the Company’s operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by the Company’s management in their financial and operational decision-making. The Company also presents this non-GAAP financial measure because it believes investors, analysts and rating agencies consider it to be a useful metric in measuring the Company’s performance against other companies and its ability to meet its debt service obligations.

There are limitations related to the use of non-GAAP financial measures such as Adjusted EBITDA because they are not prepared in accordance with GAAP, may exclude significant income and expenses required by GAAP to be recognized in the Company’s financial statements, and may not be comparable to non-GAAP financial measures used by other companies. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation between GAAP and non-GAAP results is presented below.

*A reconciliation of Adjusted EBITDA to GAAP net loss on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure.

Forward-Looking Statements

This press release and statements made during the Company’s earnings call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, the Company’s: 2025 full-year guidance; anticipated liquidity; 2025 Adjusted EBITDA breakeven guidance; expected 2025 cash burn decrease;

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anticipated expansion of clinical evidence; expected increase in product adoptions; continued execution of strategic initiatives; belief that it is positioned for accelerating growth throughout the year and to extend its leadership position within the US bunion market; ability to effectively respond to and mitigate the impact of challenges in the current market environment, including in response to new or increased tariffs, changes in trade policies, economic uncertainty, or increased competition and accelerating adoption of MIS osteotomy solutions; anticipated future product launches and the timing of such product launches, including the timing for full commercial availability of the Nanoplasty™ and Percuplasty™ Systems and the number and pace of new product innovations through 2025; ability to increase its procedure volumes, expand its surgeon customer base, provide a suite of technologies to address the evolving needs of bunion surgeons, and increase penetration into the bunion market; strategic investments supporting its market position and long-term outlook; ability to protect and enforce its intellectual property rights, including through its recently filed patent infringement and unfair competition suit; success in defending against securities class actions and infringement of its intellectual property by third parties, including its competitors; expected seasonality; and anticipated pace of growth in the foot and ankle market. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of Treace’s public filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 27, 2025. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise. The Company’s results for the quarter ended March 31, 2025 are not necessarily indicative of its operating results for any future periods.

Internet Posting of Information

Treace routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.treace.com. The Company encourages investors and potential investors to consult the Treace website regularly for important information about Treace.

About Treace Medical Concepts

Treace Medical Concepts, Inc. is a medical technology company with the goal of advancing the standard of care for the surgical management of bunion and related midfoot deformities. Bunions are complex 3-dimensional deformities that originate from an unstable joint in the middle of the foot and affect approximately 67 million Americans, of which Treace estimates 1.1 million are annual surgical candidates. Treace has pioneered and patented the Lapiplasty® 3D Bunion Correction® System – a combination of instruments, implants, and surgical methods designed to surgically correct all three planes of the bunion deformity and secure the unstable joint, addressing the root cause of the bunion and helping patients get back to their active lifestyles. To further support the needs of bunion patients, Treace has introduced its Adductoplasty® Midfoot Correction System, designed for reproducible surgical correction of midfoot deformities, the SpeedMTP™ Rapid Compression Implant for addressing bunions through big toe joint fusions, and two systems for minimally invasive osteotomy surgeries: the Nanoplasty™ 3D Minimally Invasive Bunion Correction System and the Percuplasty™ Percutaneous 3D Bunion Correction System. The Company continues to expand its footprint in the foot and ankle market with the introduction of its SpeedPlate™ Rapid Compression Implants, an innovative fixation platform with broad versatility across Lapiplasty® and Adductoplasty® procedures, as well as other common bone fusion procedures of the foot. For more information, please visit www.treace.com.

To learn more about Treace, connect with us on LinkedIn, X, Facebook and Instagram.

Contacts:

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Treace Medical Concepts
Mark L. Hair
Chief Financial Officer

mhair@treace.net

(904) 373-5940

Investors:

Gilmartin Group

Philip Trip Taylor

IR@treace.net

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Treace Medical Concepts, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$52,570	$51,108
Cost of goods sold	10,677	10,127
Gross profit	41,893	40,981
Operating expenses
Sales and marketing	36,122	40,328
Research and development	5,562	5,259
General and administrative	15,791	14,362
Total operating expenses	57,475	59,949
Loss from operations	(15,582)	(18,968)
Interest income	841	1,535
Interest expense	(1,311)	(1,317)
Other income, net	130	74
Other non-operating income (expense), net	(340)	292
Net loss	$(15,922)	$(18,676)

Other comprehensive income (loss)
Unrealized gain (loss) on marketable securities	$(40)	$(94)
Comprehensive loss	$(15,962)	$(18,770)

Net loss per share, basic and diluted	$(0.25)	$(0.30)
Weighted-average shares used in computing net loss per share, basic and diluted	62,661,447	61,792,788

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Treace Medical Concepts, Inc.

Balance Sheets

(in thousands, except share and per share amounts)

(unaudited)

	March 31,	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$13,372	$11,350
Marketable securities, short-term	62,717	64,327
Accounts receivable, net of allowance for credit losses of $1,441 and $1,326 as of March 31, 2025 and December 31, 2024, respectively	31,110	40,803
Inventories	37,940	39,255
Prepaid expenses and other current assets	4,298	5,667
Total current assets	149,437	161,402
Property and equipment, net	27,129	25,953
Intangible assets, net of accumulated amortization of $1,663 and $1,425 as of March 31, 2025 and December 31, 2024, respectively	7,837	8,075
Goodwill	12,815	12,815
Operating lease right-of-use assets	8,241	8,442
Other non-current assets	387	407
Total assets	$205,846	$217,094
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$13,223	$10,522
Accrued liabilities	6,008	7,197
Accrued commissions	6,529	10,121
Accrued compensation	5,190	6,575
Other liabilities	2,230	510
Total current liabilities	33,180	34,925
Long-term debt, net	53,380	53,306
Operating lease liabilities, net of current portion	13,908	15,934
Other long-term liabilities	37	37
Total liabilities	100,505	104,202
Commitments and contingencies (Note 7)
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 0 shares issued as of March 31, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value, 300,000,000 shares authorized; 62,967,502 and 62,385,101 shares issued as of March 31, 2025 and December 31, 2024, respectively	63	62
Additional paid-in capital	311,815	303,004
Accumulated deficit	(205,912)	(189,990)
Accumulated other comprehensive (loss) income	57	97
Treasury stock, at cost; 75,996 and 23,391 shares as of March 31, 2025 and December 31, 2024, respectively	(682)	(281)
Total stockholders’ equity	105,341	112,892
Total liabilities and stockholders’ equity	$205,846	$217,094

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Treace Medical Concepts, Inc.

Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net loss	$(15,922)	$(18,676)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization expense	2,461	1,909
Provision for allowance for credit losses	500	159
Share-based compensation expense	8,693	7,408
Non-cash lease expense	578	592
Amortization of debt issuance costs	74	75
Amortization (accretion) of premium (discount) on marketable securities, net	(77)	(335)
Other, net	187	90
Net changes in operating assets and liabilities, net of acquisitions
Accounts receivable	9,289	7,821
Inventory	1,315	(6,615)
Prepaid expenses and other assets	1,369	(1,495)
Other non-current assets	(76)	—
Operating lease liabilities	(785)	(657)
Accounts payable	2,701	9,314
Accrued liabilities	(6,166)	(6,918)
Other, net	57	107
Net cash provided by (used in) operating activities	4,198	(7,221)

Cash flows from investing activities
Purchases of available-for-sale marketable securities	(15,090)	(28,711)
Sales and maturities of available-for-sale marketable securities	16,739	36,396
Purchases of property and equipment	(3,543)	(3,927)
Net cash provided by (used in) investing activities	(1,894)	3,758

Cash flows from financing activities
Proceeds from exercise of employee stock options	119	52
Taxes from withheld shares	(401)	(237)
Net cash provided by (used in) financing activities	(282)	(185)
Net increase (decrease) in cash and cash equivalents	2,022	(3,648)
Cash and cash equivalents at beginning of period	11,350	12,982
Cash and cash equivalents at end of period	$13,372	$9,334

Supplemental disclosure of cash flow information
Cash paid for interest	$1,229	$1,317
Noncash investing activities
Unrealized (gains) losses, net on marketable securities	$40	$94
Unsettled matured marketable security and receivable from broker	$—	$2,100
Noncash financing activities
Legal cost financing	$45	$—

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Treace Medical Concepts, Inc.

Reconciliation of GAAP Net Loss to EBITDA & Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2025	2024
Net loss	$(15,922)	$(18,676)
Adjustments:
Interest income	(841)	(1,535)
Interest expense	1,311	1,317
Taxes	—	—
Depreciation & Amortization	2,461	1,909
EBITDA	$(12,991)	$(16,985)
Share-based compensation expense	8,693	7,408
Acquisition-related costs	—	1,317
Litigation costs[1]	455	—
Adjusted EBITDA	$(3,843)	$(8,260)

1 Litigation costs related to the lawsuit the Company filed against Stryker Corporate and its subsidiary Wright Medical Technology, Inc. on October 14, 2024.

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